Exhibit (d)(1)

                                 THE 3DO COMPANY

                            1993 INCENTIVE STOCK PLAN

                             As Amended October 2000

      1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Parent or its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

      2. Definitions. As used herein, the following definitions shall apply:

            (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

            (b) "Board" means the Board of Directors of the Company.

            (c) "Code" means the Internal Revenue Code of 1986, as amended.

            (d) "Committee" means the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

            (e) "Common Stock" means the Common Stock of the Company.

            (f) "Company" means The 3DO Company, a Delaware corporation.

            (g) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services; provided that the term Consultant shall not include directors who are not compensated for their services or are paid only a director's fee by the Company.

            (h) "Continuous Status as an Employee" means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute; or (iv) in the case of transfers between locations of the Company or between the Company, its Parent or its Subsidiaries or its successor.

                                                                  Exhibit (d)(1)

            (i) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

            (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (k) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                  (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange for the last market trading day prior to the time of determination) as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                  (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer, but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock or;

                  (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

            (l) "Incentive Stock Option" means an Option intended to qualify as an incentive stock Option within the meaning of Section 422 of the Code.

            (m) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

            (n) "Option" means a stock Option granted pursuant to the Plan.

            (o) "Optioned Stock" means the Common Stock subject to an Option.

            (p) "Optionee" means an Employee or Consultant who receives an Option.

            (q) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (r) "Plan" means this 1993 Incentive Stock Plan.

            (s) "Share" means a share of the Common Stock, $0.01 par value, as adjusted in accordance with Section 12 of the Plan.


1993 INCENTIVE STOCK PLAN             -2-

                                                                  Exhibit (d)(1)

            (t) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the total number of Shares reserved and available for issuance under the Plan is 6,350,000 Shares, increased each January 1 from and including January 1, 1995 by a number of Shares equal to 2% of the Company's "Fully Diluted Shares." The number of Fully Diluted Shares equals the number of shares of Common Stock outstanding as of January 1 of such year, assuming conversion of all Preferred Stock or other instruments convertible into Common Stock and exercise of all options, warrants and other instruments exercisable for Preferred Stock or Common Stock. The maximum number of Shares reserved and available for issuance pursuant to Incentive Stock Options is 4,350,000 Shares, increased annually by a maximum of 2% of the Company's Fully Diluted Shares; provided, however, that each such annual increase in the number of Shares available for issuance pursuant to Incentive Stock Options shall be subject to stockholder approval within 12 months of such annual increase, and provided that such stockholder approval of Shares available for issuance pursuant to Incentive Stock Options shall be for a specific number of Shares each year within the limits of this Section 3.

      Subject to Section 12 of the Plan, if any Shares that have been optioned under an Option cease to be subject to such Option (other than through exercise of the Option), or if any Option or Right granted hereunder is forfeited, or any such award otherwise terminates prior to the issuance of Common Stock to the participant, the Shares that were subject to such Option or Right shall again be available for distribution in connection with future Option or right grants under the Plan. Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

      4. Administration of the Plan.

            (a) Procedure.

                  (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Employees or Consultants may administer the Plan.

                  (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.


1993 INCENTIVE STOCK PLAN             -3-

                                                                  Exhibit (d)(1)

                  (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                  (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

            (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                  (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(k) of the Plan;

                  (ii) to select the Consultants and Employees to whom Options may from time to time be granted hereunder;

                  (iii) to determine whether and to what extent Options are granted hereunder;

                  (iv) to determine the number of Shares to be covered by each such award granted hereunder;

                  (v) to approve forms of agreement for use under the Plan;

                  (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the purchase price per Share and any restriction or limitation, or waiver of forfeiture restrictions regarding any Option or other award and the Shares relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

                  (vii) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock; and

                  (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws.

            (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.


1993 INCENTIVE STOCK PLAN             -4-

                                                                  Exhibit (d)(1)

      5. Option Grants.

            (a) Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

            (b) Each Option shall be designated in the written Option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

            (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

            (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

            (e) The following limitations shall apply to grants of Options:

                  (i) No Employee or Consultant shall be granted, in any fiscal year of the Company, Options to purchase more than 3,000,000 Shares.

                  (ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

                  (iii) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

      6. Term of Plan. The Plan shall become effective upon the earlier to occur of its Option by the Board of Directors or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

      7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option and a Nonstatutory


1993 INCENTIVE STOCK PLAN             -5-

                                                                  Exhibit (d)(1)

Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

      8. Option Exercise Price and Consideration.

            (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board (not less than the par value of the Shares), but shall be subject to the following:

                  (i) In the case of an Incentive Stock Option

                        (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                        (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                  (ii) In the case of a Nonstatutory Stock granted to any person, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

            (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note to the extent permitted by Applicable Laws, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee (and which have been paid for within the meaning of Rule 144) for more than six months on the date of surrender and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the company the amount of sale or loan proceeds required to pay the exercise price,
(7) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the Option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment or (9) such other


1993 INCENTIVE STOCK PLAN             -6-

                                                                  Exhibit (d)(1)

consideration and method of payment for the issuance of Shares as may be permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

      9. Exercise of Option.

            (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company or the Optionee, and as shall be permissible under the terms of the Plan.

      An Option may not be exercised for a fraction of a Share.

      An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 12 of the Plan.

      Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (b) Termination of Employment. In the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee with the Company (as the case may be), such Optionee may, but only within three (3) months (or such other period of time as is determined by the Board) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified, the Option shall terminate.

            (c) Disability of Optionee. Notwithstanding the provisions of
Section 9(b) above, in the event of termination of an Optionee Consulting relationship or Continuous Status as an


1993 INCENTIVE STOCK PLAN             -7-

                                                                  Exhibit (d)(1)

Employee as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified, the Option shall terminate.

            (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified, the Option shall terminate.

            (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

            (f) Buyout Provisions. The Administrator may at anytime offer to buy out for a payment in cash or Shares an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

      10. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee.

      11. Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, if any, that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld (but in no event any more than the minimum amount required to be withheld). The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

      All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the administrator and shall be subject to the following restrictions:


1993 INCENTIVE STOCK PLAN             -8-

                                                                  Exhibit (d)(1)

            (a) the election must be made on or prior to the applicable Tax
Date;

            (b) once made, the election shall be irrevocable as to the particular Shares of the Option or Right as to which the election is made;

            (c) all elections shall be subject to the consent or disapproval of the Administrator;

            (d) if the Optionee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions. In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the company the proper number of Shares on the Tax Date.

      12. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

      In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in shareholders of the Company and Options granted are assumed or replaced by the successor corporation), the Option shall be assumed or an equivalent Option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such success or corporation does not agree to assume the Option or to substitute an equivalent Option, the Board shall notify the


1993 INCENTIVE STOCK PLAN             -9-

                                                                  Exhibit (d)(1)

Optionee that the Option shall be fully exercisable for a period of at least fifteen (15) days from the date of such notice, and the Option will terminate upon the later of the expiration of such period or the consummation of the merger.

      13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

      14. Amendment and Termination of the Plan.

            (a) Amendment and Termination. The Board may at anytime amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made without his consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with
Section 422 of the Code (or any other applicable law or regulation, including the requirements of Nasdaq or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

            (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

      15. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

      16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.


1993 INCENTIVE STOCK PLAN             -10-

                                                                  Exhibit (d)(1)

      The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      17. Agreements. Options shall be evidenced by written agreements in such form as the Board shall approve from time to time.

      18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable laws.


1993 INCENTIVE STOCK PLAN             -11-

                                                                  Exhibit (d)(1)

--------------------------------------------------------------------------------
      Notice of Grant of Stock Options      The 3DO Company
                                            ID: 94-3145110
      and Option Agreement                  200 Cardinal Way
                                            Redwood City, CA 94063
--------------------------------------------------------------------------------

      Name:                                 Option Number:
      Address:                              Plan:                 1993
      Address:                              ID:

--------------------------------------------------------------------------------

      Effective ________, you have been granted a(n) Non-Qualified Stock Option to buy __________ shares of The 3DO Company (the Company) stock at $______ per share.

      The total option price of the shares granted is $_________________.

      Shares in each period will become fully vested on the date shown.

         Shares       Vest Type         Full Vest           Expiration
      -----------   -------------    --------------     -----------------


--------------------------------------------------------------------------------

      By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

--------------------------------------------------------------------------------


-------------------------------              -----------------------------------
      The 3DO Company                               Date


-------------------------------              -----------------------------------
      Name                                          Date


1993 INCENTIVE STOCK PLAN             -1-

                                                                  Exhibit (d)(1)

                                 THE 3DO COMPANY

                            1993 INCENTIVE STOCK PLAN

                             STOCK OPTION AGREEMENT

      II.   AGREEMENT

            1. Grant of Option. The Company hereby grants to the Optionee an option (the "Option") to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"). Subject to Section 15(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and of this Option Agreement, the terms and conditions of the Plan shall prevail.

                  If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under
Section 422 of the Internal Revenue Code (the "Code").

            2. Exercise of Option.

                  (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of a company-approved Leave of Absence of the Optionee that is not a termination of the Optionee's continuous status as an Employee or Consultant (a "Leave"), the Option shall not terminate but shall cease to vest during such leave.

                  (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice in the form attached as Exhibit A (the "Exercise Notice"), stating the election to exercise the Option, the number of Shares as to which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of the fully executed Exercise Notice accompanied by the aggregate Exercise Price.

                  No Shares shall be issued upon the exercise of this Option unless such exercise and issuance complies with all laws and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered issued on the date the Option is exercised.


1993 INCENTIVE STOCK PLAN             -2-

                                                                  Exhibit (d)(1)

                  (c) Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

            3. Method of Payment. The Optionee may pay the aggregate Exercise Price by cash or check.

            4. Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

            5. Term of Option. This Option may be exercised only within the Term set out in the Notice of Grant.

            6. Early Termination of Option.

                  (a) Termination of Status as Employee or Consultant. If Optionee's Continuous Status as an Employee or Consultant terminates, then vesting of the Option shall cease as of the date of termination, and this Option will terminate three (3) months after the date of termination to the extent Optionee has not exercised the Option before that time, but in no event later than the Expiration Date.

                  (b) Termination Due to Disability. If Optionee's Continuous Status as an Employee or Consultant terminates as a result of Optionee's permanent and total disability (as defined in Internal Revenue Code Section 22(e)(3)), then Optionee may exercise the Option, up to the extent otherwise so entitled at the date of termination of Continuous Status, for up to twelve (12) months after the date of termination of Continuous Status, but in no event later than the Expiration Date, to the extent Optionee has not exercised the Option before that time.

                  (c) Termination Upon Death.

                        (i) If Optionee dies while in Continuous Status as an Employee or Consultant, the Option may be exercised at any time within twelve
(12) months following the date of death (but in no event later than the Expiration Date), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.


1993 INCENTIVE STOCK PLAN             -3-

                                                                  Exhibit (d)(1)

                        (ii) If Optionee dies within thirty (30) days after Optionee's Continuous Status as an Employee or Consultant terminates, then this Option shall terminate twelve (12) months after the date of death to the extent it has not been exercised before that time by Optionee's estate, or by a person who acquired the right to exercise this Option by bequest or inheritance. In this case, the Option shall be exercisable only to the extent of the right to exercise that had accrued at the date of termination of Continuous Status as an Employee or Consultant.

                  (d) No Extension of Term. In no event shall the exercisability provisions of this Section 6 be interpreted to extend the Term of the option set forth in the Notice of Grant.

            7. Optionee's Representations.

                  (a) Optionee understands this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement, which are governed by California law, constitute the entire agreement of the parties and supersede all prior agreements of the Company and Optionee with respect to the subject matter hereof. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.

                  (b) OPTIONEE UNDERSTANDS THAT THE VESTING OF SHARES PURSUANT TO THE OPTION IS EARNED ONLY BY CONTINUING EMPLOYMENT BY OR CONSULTING SERVICES TO THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, ENGAGED AS A CONSULTANT, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE UNDERSTANDS THAT NOTHING IN THIS AGREEMENT OR THE PLAN CONFERS UPON OPTIONEE ANY RIGHT TO CONTINUED EMPLOYMENT BY THE COMPANY. Optionee's Initials: __________


1993 INCENTIVE STOCK PLAN             -4-

                                                                  Exhibit (d)(1)

                                    EXHIBIT A

                                 THE 3DO COMPANY

                            1993 INCENTIVE STOCK PLAN

                                 EXERCISE NOTICE

      The 3DO Company
      100 Cardinal Way
      Redwood City, CA 94063

      Attention: Secretary

            1. Exercise of Option. Effective as of today, ___________, 20__, the undersigned ("Purchaser") hereby elects to purchase _________ shares (the "Shares") of the Common Stock of The 3DO Company (the "Company") pursuant to the 1993 Incentive Stock Plan (the "Plan") and the Stock Option Agreement dated ___________ (the "Option Agreement"). The purchase price for the Shares is $_______ , as required by the Option Agreement.

            2. Delivery of Payment. Purchaser is delivering to the Company with this notice the full purchase price for the Shares.

            3. Representations of Purchaser. Purchaser has received, read and understood the Plan and the Option Agreement and agrees to their terms and conditions.

            4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

            5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.


1993 INCENTIVE STOCK PLAN             -5-

                                                                  Exhibit (d)(1)

            6. Tax Consequences. Some of the federal and California tax consequences relating to exercise of this Option are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

                  (a) Exercising the Option.

                        (i) Incentive Stock Option ("ISO"). If the Option qualifies as an ISO, Purchaser will have no regular federal income tax or California income tax liability upon its exercise, although the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject Purchaser to alternative minimum tax in the year of exercise.

                        (ii) Nonqualified Stock Option ("NSO"). If the Option does not qualify as an ISO, Purchaser may incur regular federal income tax and California income tax liability upon exercise. Purchaser will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If Purchaser is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                  (b) Disposition of Shares.

                        (i) NSO. If Purchaser holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

                        (ii) ISO. If Purchaser holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If Purchaser disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the fair market value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

                  (c) Notice of Disqualifying Disposition of ISO Shares. If Purchaser sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, Purchaser shall immediately notify the Company in writing of such disposition. Purchaser agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to Purchaser.


1993 INCENTIVE STOCK PLAN             -6-

                                                                  Exhibit (d)(1)

            7. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Option Agreement, which are governed by California law, constitute the entire agreement of the parties and supersede in their entirety all prior agreements of the Company and Purchaser with respect to the subject matter hereof.


      Submitted by:                             Accepted by:

      PURCHASER:                                THE 3DO COMPANY


      ___________________________               By: ____________________________


      Signature


      ___________________________               Title: _________________________


      Print Name


      Address:                                  Address:


      ___________________________               100 Cardinal Way

      ___________________________               Redwood City, CA  94063



1993 INCENTIVE STOCK PLAN             -7-